EXHIBIT 99.1

BJ's Restaurants, Inc. Announces Dates for Fourth Quarter 2013 Reporting and Upcoming Analyst Day; Provides Preliminary Fourth Quarter 2013 Results and Business Update

HUNTINGTON BEACH, Calif., Jan. 16, 2014 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced that the Company plans to release its fourth quarter and full-year 2013 results after the market closes on Wednesday, February 19, 2014. The Company will host an investor conference call at 2:00 p.m. PT that day. The Company will also host an Analyst Day on Thursday, February 27, 2014, which will include presentations from corporate and operating management beginning at 8:30 a.m. PT. Investors and interested parties may listen to a webcast of both the fourth quarter results conference call and Analyst Day presentations by visiting the "Investors" page of the Company's website located at http://www.bjsrestaurants.com. Webcast replays of the fourth quarter conference call and the analyst day presentations will be available for 30 days following each event at http://www.bjsrestaurants.com.

Preliminary, Unaudited Fourth Quarter 2013 Results

For the fourth quarter fiscal 2013 ended December 31, 2013, the Company expects to report revenues of approximately $199.8 million, an increase of approximately 8%, compared to $184.8 million for the same quarter of the prior year. Comparable restaurant sales for the fourth quarter of 2013 decreased approximately 2.7% compared to a 3.0% increase in the same quarter last year. The decline in comparable restaurant sales is primarily due to an estimated 2.3% reduction in guest traffic and a decrease in the average guest check of approximately 0.4%, reflecting increased discounting and higher promotional activity compared to the same quarter last year. Based on preliminary revenues and higher promotional and marketing-related expenses for the quarter, the Company expects to report fully diluted net income per share in the range of $0.05 to $0.07, excluding any potential non-cash charges, for the fourth quarter 2013.

"As already noted by many restaurant peers and retailers across a broad range of consumer businesses, the 2013 holiday selling season fell short of many expectations and forecasts," commented Greg Trojan, President and CEO. "While BJ's sales were within our expectations during the first part of the quarter, we experienced a significant softening in comparable restaurant sales beginning in the middle of November and continuing through the end of the year. In addition to the shortened holiday shopping season, our comparable restaurant sales in Texas and the Ohio Valley were impacted by severe weather during parts of December. The softer than expected sales, especially during what is typically the busiest month of the quarter, coupled with increased marketing spend to drive guest traffic impacted our operating margins. However, we do expect that our guest traffic comparison for the quarter will outperform the average of our casual dining peers in the Knapp Track report. Despite the traffic headwinds, our operators did an excellent job of controlling what they could while ensuring that our guests continued to receive the high quality experience they have come to expect from BJ's."

Business Update

Mr. Trojan added, "As we previously disclosed, we took extra time this year to digest our operational initiatives of the past and identify new opportunities to drive a profitable future. We are excited to begin showcasing the investments we made over the past year with the launch of our new brand messaging in March, which will include a new menu format and the introduction of over 15 new, craveable menu items. Additionally, this past year we kicked off 'Project Q,' our kitchen efficiency initiative aimed at improving the consistency and quality of our menu execution and eliminating unnecessary kitchen complexity. This initiative has identified several areas of opportunity for us and will help us drive improved operating performance this upcoming year."

The Company successfully achieved its stated capacity expansion goal during 2013 by increasing total restaurant operating weeks approximately 12%, and has targeted a similar 12% capacity increase for 2014. With the 2014 development plan calling for more restaurant openings in the first half of the year, the Company anticipates achieving this target by opening 15 new restaurants during fiscal 2014, compared to the 17 new restaurants (including one relocated restaurant) opened in fiscal 2013. Additionally, the Company expects 9 of the new restaurants will be BJ's new 7,300 square foot prototype, which will cost approximately $1 million less than the current prototype. "Our new restaurant design, which we expect to be equally as attractive and productive as our current format, is intended to enhance shareholder returns by reducing forward capital expenditures which we believe will improve our overall return on invested capital," added Trojan.

Mr. Trojan concluded, "We remain pleased with our new restaurant openings and continue to believe that BJ's four-wall economics are sound and support a continued steady pace of new restaurant expansion. This past year we opened our first mid-Atlantic region restaurants in Tysons Corner, Virginia and Frederick, Maryland. We plan to open more restaurants in this region during the next few years and thereby establish a solid base of operations to support BJ's further expansion on the East Coast. Our development pipeline is in excellent shape, with over 25 signed letters of intent or leases currently in hand. With only 146 restaurants open at the end of 2013 and with the opportunity for at least 425 BJ's restaurants domestically, we believe that the Company has many years of solid growth ahead."

Investors are reminded that the actual number and timing of new restaurant openings are subject to several factors beyond the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 146 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (64), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Indiana (1), Kansas (1), Louisiana (1), Maryland (1), New Mexico (1) and Virginia (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 64 of our current 146 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin of BJ's Restaurants, Inc.
         at (714) 500-2400